GPS FUNDS II
GUIDEMARKSM OPPORTUNISTIC FIXED INCOME FUND
REGISTRATION # 811-22486
ATTACHMENT 77 0

TRADE DATE DESCRIPTION OF SECURITY AMOUNT PURCHASED ISSUE SIZE  SELLING UNDERWRITER LIST OF UNDERWRITERS
04/23/14 Altica SA "145,000 " "2,075,000,000 " Goldman Sachs Barclays; BNP Paribas SA; Credit Agricole CIB; Credit Suisse; Deutsche Bank AG; Goldman Sachs International; ING Bank NV; JP Morgan; Morgan Stanley; Natixis; Societe Generale
04/23/14 Numericable Group SA "100,000 " "1,000,000,000 " JP Morgan Barclays; BNP Paribas; Credit Agricole CIB; Credit Suisse; Deutsche Bank; Goldman Sachs International; ING Bank NV/London; JP Morgan Securities PLC; Mediobanca; Morgan Stanley; Natixis; Societe Generale; UniCredit Bank AG
04/30/14 Constellium NV "100,000 " "300,000,000 " Goldman Sachs BNP Paribas/London; Deutsche Bank AG London; Goldman Sachs International; HSBC; Morgan Stanley & Co. International PLC; Natixis; Societe General
09/03/14 Morgan Stanley "285,000 " "2,250,000,000 " Morgan Stanley "Morgan Stanley; Mitsubishi UFJ Securities USA, Inc.; ABN AMRO Securities USA, LLC; Apto Partners, LLC; Banca IMI; BMO Capital Markets Corp.; BNY Mellon Capital Markets, LLC; Commerz Markets, LLC; HSBC Securities; ING Financial Markets, LLC; KeyBanc Capital Markets; Lloyds Securities, Inc.; Mischler Financial Group; Natixis Securities North America, Inc.; Scotia Capital USA, Inc.; SG Americas Securities, LLC; SunTrust Robinson Humphrey, Inc.; TD Securities USA, LLC; US Bancorp Investments, Inc."
10/23/14 Targa Resources Partners "115,000 " "800,000,000 " Merrill Lynch (BOA) Bank of America Merrill Lynch; Goldman Sachs & Co; RBS Securities Corp; UBS Securities LLC; Wells Fargo & Co; BBVA Securities Inc; Capital One Securities Inc; ING Financial Markets LLC; Morgan Stanley; PNC Capital Markets; ABN AMRO Securities; USA LLC; Comerica Securities; HSBC Securities; Natixis Securities North America; SMBC Nikko Securities America; US Bancorp
02/26/15 Markwest Energy Partners LP "180,000 " "650,000,000 " Barclays Barclays Capital; Goldman Sachs; Merrill Lynch; Morgan Stanley; RBC Capital Markets; Suntrust; US Bancorp; Wells Fargo; BBVA Securities; Capital One Securities; Citigroup Global Markets; Comerica Securities; JP Morgan; Natixis Securities North America; PNC Capital Markets; SMBC Nikko Securities; UBS Securities
03/24/15 Whiting Petroleum Corp. "250,000 " "1,000,000,000 " JP Morgan JP Morgan; Merrill Lynch; Wells Fargo Securities LLC; BBVA Securities Inc; SunTrust Robinson Humphrey; US Bancorp; ABN AMRO Securities USA LLC; Bank of Oklahoma; BB&T Capital Markets; BNP Paribas; Capital One; CIBC World Markets; Comerica; Fifth Third; HSBC Brokerage USA; ING Financial Markets; KeyBanc Capital Markets; Mitsubishi UFJ; Morgan Stanley; Nataxis Securities North America; RBC Captial Markets; Regions Securities; Santander; Scotia Capita; Sumitomo Mitsui